Exhibit 99.1

OptimizeRx and Questex’s Fierce Life Sciences Tackle Industry’s Top Challenges in Design Thinking Event, Innovate4Outcomes

Event Brings Providers and Life Sciences Leaders Together to Collaborate on Solutions for Better Patient Outcomes

ROCHESTER, Mich. – November 17, 2020 – OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies, physicians and patients, has partnered with information services provider, Fierce Life Sciences, to develop a collaborative, design thinking event to tackle some of the biggest challenges facing healthcare.

The event will bring together some of the industry’s most prominent thought leaders to innovate solutions for new and traditional healthcare challenges.

The onset of COVID-19 in the first quarter of 2020 forced everyone to adapt to a rapid expansion of digital healthcare options and the new widespread challenge of delayed treatments. With this event, OptimizeRx, in partnership with Fierce Life Sciences, offers a unique opportunity for participants to collaborate with thought leaders and brainstorm solutions to the following challenges:

●	As face-to-face interactions remain off the table until at least the middle of 2021, what more can be done to virtually support providers in delivering appropriate care?
●	What role can clinicians play in directing digital strategies that encourage patients to follow recommended courses of treatment and achieve positive outcomes?
●	Patient support programs are largely unadopted, but providers report that they can successfully promote patient outcomes. What can be done to further empower patients to utilize support programs?
●	Social media can have a huge impact on patients. How can social media and other channels be harnessed to shape authentic engagement experiences for patients and improve health outcomes?

“As we continue to navigate the lasting impact of COVID-19 on our healthcare infrastructure, we believe it is essential that we continually collaborate and partner with leading experts in life sciences and care delivery,” commented Steve Silvestro, chief commercial officer at OptimizeRx. “These partnerships and collaborations help ensure that we are not only supporting but cultivating innovation. We are thrilled to bring together these excellent thought leaders for this event, where we can collaborate on actionable solutions that address the real-world problems faced today by providers and patients.”

Innovate4Outcomes team leads include:

Robert Allen - Lead, Digital Operations Global Public Affairs, Bristol-Myers Squibb

Ray Gomez - Director of Worldwide Omni-Channel Content and Channel Strategy, BD

Hiyam Nadel - Director of the Center for Innovations in Care Delivery, Massachusetts General Hospital

Neal Wolff - Vice President, Marketing, Nevakar, Inc.

Ritesh Patel - Chief Digital Officer, Ogilvy Health

Angelo Campano - SVP, Principal, Agency Channels, OptimizeRx

Steve Silvestro - Chief Commercial Officer, OptimizeRx.

See full list of team leads here.

Innovate4Outcomes Virtual Event

Date: Thursday, December 3, 2020

Time: 2:00 pm - 4:00 p.m. EST.

Register at www.fiercelifesciences.com/Innovate4Outcomes

Attendance will be limited to 100 participants.

About Questex

Questex helps people live better and longer. Questex brings people together in the markets that help people live better: travel, hospitality and wellness; the industries that help people live longer: life science and healthcare; and the technologies that enable and fuel these new experiences. We live in the experience economy - connecting our ecosystem through live events, surrounded by data insights and digital communities. We deliver experience and real results. It happens here. For more information, visit questex.com.

About OptimizeRx

OptimizeRx is a digital health company that provides communications solutions for life science companies, physicians and patients. Connecting over half of healthcare providers in the U.S. and millions of patients through a proprietary network, the OptimizeRx digital health platform helps patients afford and stay on medications. The platform unlocks new patient and physician touchpoints for life science companies along the patient journey, from point-of-care, to retail pharmacy, through mobile patient engagement.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 (x807)

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team